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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
        Date of Report (Date of earliest event reported): April 11, 2005

                         California Pizza Kitchen, Inc.
             (Exact name of registrant as specified in its charter)


          Delaware                   000-31149                 95-4040623
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(State or other jurisdiction        (Commission              (IRS Employer
     of incorporation)              File Number)           Identification No.)

       6053 West Century Boulevard, 11th Floor
              Los Angeles, California                    90045-6438
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      (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code: (310) 342-5000


                                 Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Section 1 - Registrant's Business and Operations

Item 1.01      Entry into a Material Definitive Agreement.

     On April 11, 2005, California Pizza Kitchen, Inc. (the "Company") entered into employment agreements with Larry S. Flax and Richard L. Rosenfield to serve as Co-Chief Executive Officers ("Co-CEO"), effective January 1, 2005. The term of the employment agreements expires on December 31, 2009, subject to automatic one year extensions. Under the employment agreements, Messrs. Flax and Rosenfield will each receive a base salary of $500,000 per year, subject to discretionary annual increases from the Board of Directors of the Company. Annual bonuses for each Co-CEO are based upon the Company's attainment of specified financial targets and, upon such attainment, will fall within a range of 30% to 200% of the Co-CEO's base salary, with a target of 60% of base. Messrs. Flax and Rosenfield will each be entitled to a supplemental retirement benefit in an amount equal to $200,000 per year payable for his life; subject to certain reductions if he terminates employment prior to age 70.

     The employment agreements provide that the option to purchase 300,000 shares granted to each of Messrs. Flax and Rosenfield on December 29, 2004 shall be fully vested and exercisable as of April 11, 2005. Each of Messrs. Flax and Rosenfield were also granted options (the "Options") to acquire 300,000 shares of Common Stock, pursuant to the Company's 2004 Omnibus Incentive Compensation Plan. The per share exercise price of the Options is equal to $23.27 and the Options vest and become exercisable as to 20% of the grant on the third anniversary of the grant date and thereafter as to an additional 10% of the original grant on each quarterly anniversary until fully vested and exercisable at the end of the fifth anniversary of the grant date. In the event the executive's employment terminates for any reason other than for "cause" or voluntary termination by the executive without "good reason," vested Options will continue to be exercisable for at least three years following the employment termination date, but not longer than the expiration of the ten-year term after the date of grant.

     In January 2006, each of Messrs. Flax and Rosenfield will be granted 70,000 shares of restricted stock of the Company, provided that he remains employed by the Company as a Co-CEO until such date. The award will vest as to 12,500 shares of restricted stock on the first anniversary of the grant date and thereafter as to an additional 3,125 on each quarterly anniversary until and including the fourth anniversary of the grant date. The award will vest as to 10,000 shares of restricted stock subject to the award on the earlier of (i) the fifth anniversary of the grant date and (ii) the last day of the first 30-day period following January 1, 2005 during which the average closing price of the Company Common Stock exceeds $35.00 per share. The award will vest as to the remaining 10,000 shares of restricted stock subject to the award on the earlier of (i) the fifth anniversary of the grant date and (ii) the last day of the first 30-day period following January 1, 2005 during which the average closing price of the Company Common Stock exceeds $40.00 per share.

     In the event the Company does not extend the term of the employment, and, as a result, the term expires prior to the calendar year in which the executive attains age 70, the executive (or his estate in the event he dies after his termination, as applicable) will be entitled to the following: (i) an amount equal to the sum of base salary and target bonus; (ii) full vesting and immediate exercisability of any unvested options and immediate lapse of any restrictions on restricted stock; (iii) extension of the post-termination exercise period with respect to any stock option until the earlier of the last day of the three-year period following the termination of employment or expiration date of such option according to its terms; and (iv) continuation of health insurance benefits consistent with those provided by the Company to its senior Executives. In the event (i) such extension of the term does not occur, and, as a result, the term expires after the commencement of the calendar year in which the executive attains age 70, or (ii) the employment of Messrs. Flax or Rosenfield is terminated by the Company other than for "disability" or "cause" or by the executive for "good reason" after the commencement of the calendar year in which the executive attains age 70, the executive (or his estate in the event he dies after his termination, as applicable) will be entitled to the benefits described above, except that he will not be entitled to the sum of base salary and target bonus.


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     In the event the employment of Messrs. Flax or Rosenfield is terminated by the Company other than for "disability" or "cause" or by the executive for "good reason" prior to the calendar year in which the executive attains age 70, or if such termination occurs within two years following a "change of control," the executive (or his estate in the event he dies after his termination, as applicable) shall be entitled to the same benefits as if the Company did not extend the term of the employment and, as a result, the term expires prior to the calendar year in which the executive attains age 70, provided that the executive will be entitled to an amount equal to two times the sum of base salary and target bonus.

     In the event the employment of Messrs. Flax or Rosenfield is terminated by the Company for death or "disability," the executive (or his estate in the event he dies after his termination, as applicable) will be entitled to (i) full vesting and immediate exercisability of any unvested options and immediate lapse of any restrictions on restricted stock; and (ii) extension of the post-termination exercise period with respect to any stock option until the earlier of (x) the last day of the three-year period following the termination of employment or (y) expiration date of such option according to its terms.

     If any of the payments or benefits received or to be received by Messrs. Flax or Rosenfield will be subject to any excise tax imposed under Section 4999 of the Code resulting from application of Section 280G of the Code, the Company shall pay to the executive an additional amount such that the net amount retained by the executive, after deduction of such excise tax, would be the same as the amount the executive would have retained had such excise tax not been incurred.






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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


April 15, 2005                               California Pizza Kitchen, Inc.
                                             a Delaware corporation


                                             By: /s/ Larry S. Flax
                                                 -------------------------------
                                                 Larry S. Flax
                                                 Co-Chief Executive Officer,
                                                 Co-President and Co-Chairman
                                                 of the Board


                                             By: /s/ Richard L. Rosenfield
                                                 -------------------------------
                                                 Richard L. Rosenfield
                                                 Co-Chief Executive Officer,
                                                 Co-President and Co-Chairman
                                                 of the Board